UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 14, 2016

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Janet Brutschea Haugen, the Senior Vice President and Chief Financial Officer of Unisys Corporation (“Unisys”), will be leaving Unisys effective November 1, 2016. On August 14, 2016, the Board of Directors of Unisys elected Inder M. Singh to serve as Senior Vice President and Chief Financial Officer upon Ms. Haugen’s departure.

Mr. Singh joined Unisys in March 2016 as Senior Vice President, Chief Marketing and Strategy Officer. Prior to joining Unisys, Mr. Singh was a managing director at SunTrust Robinson Humphrey, Inc. from 2013 to 2016. Previously, he served as Senior Vice President, Strategy and Finance, New Product Development and Big Data at Comcast Corporation from 2012 to 2013. From 2008 to 2012, while at Cisco Systems, he served as Vice President, Corporate Financial Strategy, Portfolio Management, Long Range Planning and as Vice President, Strategic Planning, Cisco Engineering Organization. Mr. Singh has also held strategic and financial leadership positions at Lehman Brothers, Prudential Securities, Lucent Technologies, Inc., AT&T Corporation and American Express Company.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: August 16, 2016	By:	/s/ Gerald P. Kenney
Gerald P. Kenney
Senior Vice President, General Counsel and Secretary